Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to certain Class Z ordinary shares of Bilibili Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2018

Profound Surplus Limited

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

Boyu Capital Fund III, L.P.
By: Boyu Capital General Partner III, L.P.
By: Boyu Capital General Partner III, Ltd.

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

Boyu Capital General Partner III, L.P.
By: Boyu Capital General Partner III, Ltd.

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

Boyu Capital General Partner III, Ltd.

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2018

Boyu Capital Opportunities Master Fund

By:	/s/ David Bree
Name:	David Bree
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2018

Boyu Capital Investment Management Ltd.

By:	/s/ Yong Leong Chu
Name:	Yong Leong Chu
Title:	Director

Boyu Capital Group Holdings Ltd.

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

XYXY Holdings Ltd.

By:	/s/ Khalid Iton
Name:	Khalid Iton
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 12, 2018

Xiaomeng Tong

Signature:	/s/ Xiaomeng Tong